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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                          -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): December 16, 1998

                         FRONTIER INSURANCE GROUP, INC.
               (Exact name of registrant as specified in charter)


DELAWARE                        0-15022                     14-1681606
(State or other jurisdiction    (Commission                 (IRS Employer
 of incorporation)              File Number)                Identification No.)

195 Lake Louise Marle Road, Rock Hill, New York                  12775-8000
(Address of principal executive Offices)                         (Zip Code)

       Registrant's telephone number, including area code: (914) 796-2100

                                 Not Applicable
         (Former name or former address, if changed since last report)

                               Page 1 of 2 Pages
                        Exhibit Index Located on Page 2



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    ITEM 5. OTHER EVENTS

    On December 16, 1998, Frontier Insurance Group, Inc. issued a press release announcing reserve strengthening, reinsurance and restructuring charges aggregating $150,000,000 pre-tax. A copy of the press release is attached hereto as Schedule A.


                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      FRONTIER INSURANCE GROUP, INC.
                                      (Registrant)


                                      By: /s/ Harry W. Rhulen
                                         --------------------------------
                                         Harry W. Rhulen
                                         President and Chief Executive Officer

Dated: December 16, 1998

                                      (2)




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                                          -------------------------------
                                                        NEWS
                                          -------------------------------
[LOGO]                                 Rock Hill, NY 12775-8000 (914) 796-2100
                                                http://www.ftr.com

FOR IMMEDIATE RELEASE

CONTACT: PATRICK KENNY, Executive Vice President--Finance
         1-800-836-2100, Ext. 5872

FRONTIER ANNOUNCES RESERVE, REINSURANCE AND RESTRUCTURING CHARGES

Rock Hill, New York, December 16, 1998...Frontier Insurance Group, Inc. (Frontier) (NYSE-FTR) today announced a $139 million pre-tax reserve strengthening charge, an $8 million reinsurance charge and a $3 million charge for restructuring health care operations. These charges, totaling $150 million pre-tax ($2.18, net of tax, diluted loss per share), will be realized in the fourth quarter of 1998 and will result in a loss for the year.

                             RESERVE STRENGTHENING

The reserve strengthening charge of $139 million relates to the medical malpractice operations and consists of $22.0 million for increased loss adjustment expense reserves for 1994 and prior years, $69.5 million for increased loss reserves over the amounts available under the Centre Re Stop Loss Treaties for the years 1995 through 1997, and $47.5 for increased loss reserves over the amounts available under the Centre Re Treaty for 1998.

                               REINSURANCE CHARGE

The reinsurance related charge of $8 million is attributable to the termination at midnight, December 31, 1998 of the Centre Re 1998-1999 Stop Loss Treaty.
The Treaties for 1995 through 1998 will remain in runoff under existing terms and conditions.

                                 RESTRUCTURING

The $3 million charge for restructuring the health care operation reflects anticipated costs from the closing of the Bedford Hills, New York office.
As previously disclosed, 35 persons have been terminated. Continuing health care operations will be concentrated in the Rock Hill and Houston offices to improve efficiencies and more closely control underwriting.

Chief Executive Officer, Harry Rhulen, stated, "With these charges, we have 'paid the bill' for past over emphasis on growth. Importantly, we have provided further evidence of our commitment to maintain reserves at the best estimate and produce a strong balance sheet with quality earnings. We are

                                     -more-



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determined to position Frontier to be the finest specialty insurance group in the country. We have a superior strategy, have attracted top level management, have implemented strong financial controls and look to the future with confidence."

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1996: The statements which are not historical facts contained in this report are forward looking statements that involve risks and uncertainties, including, but not limited to, product and policy demand and market response risks, the effect of economic conditions, the impact of competitive products, policies and pricing, product and policy development, regulatory changes and conditions, rating agency policies and practices, development of claims and the effect on loss reserves, the performance of reinsurance companies under reinsurance contracts with the company, investment portfolio developments and reaction to market conditions, the results of financing efforts, the actual closing of contemplated transactions and agreements, the effect of the company's accounting policies, and other risks detailed in the company's Securities and Exchange Commission filings. No assurance can be given that the actual results of operations and financial condition will conform to the forward-looking statements contained herein.

Frontier is an insurance holding company, which through its subsidiaries, is a national underwriter and creator of specialty insurance products serving the needs of insureds in niche markets.

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